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                   REIMBURSEMENT AND SECURITY AGREEMENT NO. 1

         REIMBURSEMENT AND SECURITY AGREEMENT (this "Agreement"), dated as of March 29, 2001, by and among Twinlab Corporation, a Delaware corporation ("Twinlab"), Twin Laboratories Inc., a Utah corporation ("TLI"), Advanced Research Press, Inc., a New York corporation ("ARP"), Changes International, Inc., a Florida corporation ("Changes"), PR Nutrition, Inc., a California corporation ("PRN"), Health Factors International, Inc., a Delaware corporation ("HFI"), Bronson Laboratories, Inc., a Delaware corporation ("Bronson," and, together with Twinlab, TLI, ARP, Changes, PRN and HFI, the "Companies"), and Dean Blechman ("DB") and Ross Blechman ("RB," and, together with DB, the "Blechmans").

         WHEREAS, concurrently herewith, the Companies have entered into the Financing Agreement;

         WHEREAS, as a financial accommodation to the Companies, to support the obligations of the Companies under the Financing Agreement, the Blechmans have entered into the Guaranty;

         WHEREAS, pursuant to the Guaranty, the Blechmans have agreed, among other things, to pay the Guaranty Amounts to CIT;

         WHEREAS, to induce the Blechmans to enter into the Guaranty, the Companies have agreed to reimburse the Blechmans for any and all Reimbursement Obligations;

         NOW, THEREFORE, in consideration of the premises and representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.01. Defined Terms. The following terms, as used herein, have the following meanings:

                  "Business Day" shall mean any day other than a Saturday or Sunday or other day on which commercial banking institutions in the City of New York are authorized by law to close or are otherwise closed for business to the general public.

                  "CIT" shall mean The CIT Group/Business Credit, Inc.

                  "Collateral" shall have the meaning assigned to it in the Financing Agreement, except that such Collateral shall not include any Real Estate (as defined in the Financing Agreement).

                  "Financing Agreement" shall mean the Financing Agreement, dated March 29, 2001, among CIT, CIT as agent for the lenders, any other party which becomes a lender thereto

                                      -1-
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pursuant to Section 12.9 of the Financing Agreement, and the Companies, as the
same may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent or lenders and irrespective of any changes in the terms and conditions thereof.

                  "Government Order" shall mean any order, writ, rule, judgment, injunction, decree, stipulation, determination, decision, consent, agreement or award entered into by or with any governmental authority.

                  "Guaranty" shall mean, collectively, (a) the Guaranty, of even date herewith, between the Blechmans and CIT, (b) the Security Agreement, of even date herewith, between the Blechmans and CIT, and (c) the Control Agreement, of even date herewith, among the Blechmans, CIT and Solomon Smith Barney Inc.

                  "Guaranty Amounts" shall mean any indebtedness, liability, obligation or expense of any kind incurred by the Blechmans under or in connection with the Guaranty.

                   "Intercreditor Agreement" shall mean the Intercreditor Agreement, of even date herewith, among Dean Blechman, Ross Blechman and CIT.

                  "Law" shall mean all applicable provisions of all constitutions, treaties, statutes, laws (including, but not limited to, common law), rules, regulations, ordinances, codes or orders of any governmental authority.

                  "Lien" shall mean any security interest, mortgage, pledge, hypothecation, assignment for security purposes, deposit arrangement for security purposes, encumbrance, lien (statutory or other), or similar arrangement of any kind or nature.

                  "Permitted Lien" shall mean (a) the security interest granted to CIT pursuant to the Financing Agreement, (b) liens created hereunder and (c) the Permitted Encumbrances (as defined in the Financing Agreement).

                  "Reimbursement Obligations" shall mean the Guaranty Amounts and any indebtedness, liability or obligation of any kind incurred by the Blechmans under or in connection with this Agreement, including, without limitation, those expenses set forth in Section 6.09.

                  "UCC" shall mean the Uniform Commercial Code as in effect the State of New York, as the same may be amended from time to time.

                                  ARTICLE II.

                            REIMBURSEMENT PROVISIONS


         Section 2.01. Reimbursement Obligations. The Companies jointly and severally agree to pay the Blechmans all Reimbursement Obligations. Unless otherwise specified herein, Reimbursement Obligations shall be due and payable on demand. Amounts payable hereunder
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by the Companies shall be payable without offset or counterclaim of any kind.
Interest shall be payable on any and all Reimbursement Obligations from the date such Reimbursement Obligations become payable until payment in full at a rate per annum equal to the prime rate charged from time to time by Citibank N.A.

         Section 2.02. General Provisions as to Payments. The Companies shall make each payment of Reimbursement Obligations in immediately available funds not later than 1:00 p.m. (New York City time) on the date when due to the Blechmans at the address for notice specified in Section 6.03. Any payment received after 1:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day for all purposes. If any Reimbursement Obligation shall be due on a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension time shall in such case be included in computing any interest if payable along with such payment. All fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed.

         Section 2.03. Obligations Absolute. The Companies' obligations under this Agreement shall be absolute, unconditional and irrevocable, and shall be discharged strictly in accordance with the terms hereof, under all circumstances whatsoever, including, without limitation, the following circumstances:

                  (a) any lack of validity or enforceability of the Guaranty or any other agreement, instrument or document relating thereto;

                  (b) any amendment or waiver of or any consent to departure from the Guaranty;

                  (c) any other defense whatsoever that might constitute a defense available to, or discharge of, the Companies or the Blechmans; and

                  (d) the existence of any claim, setoff, defense or other rights which the Companies may have against the Blechmans or the Blechmans may have against CIT, whether in connection with this Agreement or any unrelated transaction;

                  (e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                                  ARTICLE III.

                                   COLLATERAL

         Section 3.01. Grant of Security Interest. As security for the prompt payment in full of all Reimbursement Obligations, each of the Companies hereby grants to the Blechmans a security interest in and to all of its right, title and interest in and to the Collateral. The security interest granted to the Blechmans under this Agreement shall be junior and subordinated to the
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security interest granted to CIT under the Financing Agreement in the manner provided in the Intercreditor Agreement.

         Section 3.02. Covenants.

                  The Companies covenant to the Blechmans as follows:

                  (a) The Companies will, promptly upon request by the Blechmans, execute and deliver or use reasonable best efforts to give any notices, execute and file or procure any financing statements or other documents, all in form and substance reasonably satisfactory to the Blechmans, mark any chattel paper constituting Collateral, deliver any chattel paper or instruments constituting Collateral to the Blechmans and take any other actions that are necessary or, in the reasonable opinion of the Blechmans, desirable to perfect or continue the perfection and the priority of the Blechmans' security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of third parties other than holders of Permitted Liens or to effect the purposes of this Agreement. The Companies hereby authorize the Blechmans to file any financing or continuation statements with respect to the Collateral without the signature of the Companies to the extent permitted by applicable law. The Companies will pay all reasonable costs incurred in connection with any of the foregoing.

                  (b) Except for the Permitted Liens, the Companies shall not directly or indirectly create, incur, assume or suffer to exist any Liens on or with respect to the Collateral.

         Section 3.03. Duty of Blechmans. The sole duty of the Blechmans with respect to the custody, safekeeping and physical preservation of the Collateral in their possession, under Section 9-207 of the UCC or otherwise, shall be to comply with the specific duties and responsibilities set forth herein and to exercise reasonable care to assure the safe custody of the Collateral. The powers conferred on the Blechmans in this Agreement are solely for the protection of their interests in the Collateral and shall not impose any duty upon the Blechmans to exercise any such powers. None of the Blechmans shall be liable for any action lawfully taken or omitted to be taken by any of them under or in connection with the Collateral or this Agreement, except for their gross negligence or willful misconduct.

                                  ARTICLE IV.

                              DEFAULTS AND REMEDIES

         Section 4.01. Events of Default. Any of the following events or circumstances shall constitute an "Event of Default" hereunder:


                  (a) failure by the Companies to pay any Reimbursement Obligation when due;

                  (b) any Company shall (i) apply for or consent to the appointment for such Company of a receiver, trustee, custodian or liquidator of all or a substantial part of its
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         assets, (ii) generally fail to pay, or admit in writing its inability to pay, its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against such Company in any bankruptcy, reorganization or insolvency proceeding or corporate action shall be taken by such Company for the purpose of effecting any of the foregoing or an order for relief under the federal Bankruptcy Code shall have been entered in respect of such Company or similar action shall have been taken or similar relief shall have been granted under the laws of any other country or jurisdiction;

                  (c) without the application, approval or consent of the Blechmans, a proceeding shall be instituted, in any court of competent jurisdiction, seeking in respect of any Company: adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a receiver, custodian, liquidator or the like of such Company or of all or any substantial part of its assets, or other like relief in respect of such Company unless such proceeding is being contested by it in good faith, and the same shall continue unstayed and in effect for any period of 60 consecutive days; or

                  (d) any Default or Event of Default under the Financing Agreement (as such terms are defined in the Financing Agreement).

         Section 4.02. Remedies Upon Event of Default. If an Event of Default occurs and is continuing, the Blechmans may, without notice to or demand upon the Companies:

                  (a) declare all unpaid Reimbursement Obligations, together with the accrued interest thereon, to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived by the Companies; or

                  (b) exercise their rights and remedies as a secured party under the UCC, including, without limitation, the right to take possession of the Collateral; or

                  (c) take any other action permitted to be taken by them under this Agreement or under applicable law.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

                  Each of the Companies hereby represents, covenants and warrants to the Blechmans as follows:

         Section 5.01. Existence, Power and Qualification. Such Company is a duly organized and validly existing company, has the power to own its properties and to carry on its business as
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is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary.

         Section 5.02. Power and Authority. Such Company has full power and authority to enter into and perform its obligations under this Agreement and to grant the security interest in the Collateral hereunder. Such Company has taken all necessary action to authorize the execution, delivery and performance of this Agreement in accordance with its terms and to grant the security interest in the Collateral hereunder.

         Section 5.03. Validity. This Agreement constitutes the legal, valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity.

         Section 5.04. No Conflict. The execution, delivery and performance of this Agreement by such Company will not violate, conflict with, or constitute any default under any provision of (a) such Company's charter or by-laws, (b) any Law or Government Order applicable to such Company or its properties or assets, or (c) any mortgage, agreement, contract or other undertaking or instrument to which such Company is a party or by which such Company's properties or assets are bound.

         Section 5.05. Pending Matters. No action or investigation is pending or, to the best of such Company's knowledge, threatened before or by any court or administrative agency which might result in any material adverse change in the financial condition, operations or prospects of such Company. Such Company is not in violation of any agreement, the violation of which might reasonably be expected to have a material adverse effect on its business or assets, and such Company is not in violation of any Governmental Order to which it is subject.

         Section 5.06. Title to Collateral. Such Company is the legal and beneficial owner of the Collateral owned by it. The security interest created hereby in the Collateral is a valid, enforceable and, upon delivery, in the case of Collateral in which a lien is perfected by delivery; appropriate notation, in the case of Collateral in which a lien is perfected by notation; and filing in the appropriate state and/or county office, in the case of Collateral in which a lien is perfected by filing, perfected security interest in the Collateral subject only to Permitted Liens. As of the date hereof, there are no other Liens on the Collateral or any portion thereof, except for Permitted Liens, and no financing statement, notice of Lien, assignment or collateral assignment, mortgage or deed of trust covering the Collateral or any portion thereof exists or is on file in any public office, except with respect to Permitted Liens.

         Section 5.07. Survival of Representations and Warranties. All representations and warranties made herein or made in any certificate delivered pursuant hereto shall survive the execution hereof or thereof.
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                                  ARTICLE VI.

                                  MISCELLANEOUS

         Section 6.01. Term of Agreement. This Agreement is effective commencing on the date hereof. This Agreement shall remain in full force and effect until the later of (a) the date on which the Blechmans' obligations under the Guaranty are terminated or expired and (b) the date on which all Reimbursement Obligations of the Companies to the Blechmans have been irrevocably paid and satisfied in full. Any other termination of this Agreement shall not terminate or in otherwise affect in any way any liability or obligation of any party hereto to the extent such liability or obligation relates to events occurring or circumstances existing prior to or as of, or as a result of, such termination.

         Section 6.02. Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (a) on the date of delivery if delivered by hand or sent by telecopy, (b) on the next Business Day if sent by recognized overnight courier service and (c) on the third Business Day following the date sent by certified mail, return receipt requested.

         Section 6.03. Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.


           If to the Companies:   c/o Twin Laboratories Inc.
                                  150 Motor Parkway, Suite 210
                                  Hauppauge, New York 11788
                                  Attention: John Bolt, Chief Financial Officer
                                  Telephone No.: (631) 467-3140, ext. 8101
                                  Telecopy No.: (631) 761-7110

           With copies to:        Kramer Levin Naftalis & Frankel LLP
                                  919 Third Avenue
                                  New York, New York  10022-3903
                                  Attention:  Howard A. Sobel, Esq.
                                  Telephone No.: (212) 715-9326
                                  Telecopy No.: (212) 715-8000

           If to the Blechmans:   c/o Twin Laboratories Inc.
                                  150 Motor Parkway, Suite 210
                                  Hauppauge, New York 11788
                                  Attention: Ross Blechman
                                  Telephone No.: (631) 467-3140
                                  Telecopy No.: (631) 761-7110
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           With copies to:        Kelley Drye & Warren LLP
                                  101 Park Avenue
                                  New York, New York 10178
                                  Attn: John Lynagh
                                  Telephone No. (212) 808-7554
                                  Telecopy No. (212) 808-7897

         Section 6.04. Amendments and Waivers. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.

         Section 6.05. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 6.06. Integration. This Agreement represents the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties hereto relative to subject matter hereof not expressly set forth or referred to herein.

         Section 6.07. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Blechmans, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         Section 6.08. Compensation. In consideration for the obligations assumed by them pursuant to the Guaranty and this Agreement, the Blechmans shall be entitled to receive compensation from the Companies in an amount to be approved by a majority of the directors of Twinlab other than the Blechmans, subject to compliance with any contractual obligations of the Companies.

         Section 6.09. Payment of Expenses; Indemnity. The Companies shall (a) pay all reasonable out-of-pocket expenses of the Blechmans in connection with
(i) the preparation, execution and delivery of this Agreement, whenever the same shall be executed and delivered, (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Blechmans relating to this Agreement, including without limitation reasonable fees and disbursements of counsel for the Blechmans and (iii) the administration and enforcement of any rights and remedies of the Blechmans under this Agreement, including consulting with accountants and attorneys concerning the nature, scope or value of any right or remedy of the Blechmans hereunder or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of the Blechmans, and (b)
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defend, indemnify and hold harmless the Blechmans from and against any losses, penalties, fines, liabilities, judgments, settlements, damages, costs and expenses, suffered by any such person in connection with any claim, investigation, litigation or other proceeding (whether or not the Blechmans are a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Agreement, including without limitation, reasonable attorney's and consultant's fees of the Blechmans, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         Section 6.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Blechmans and their respective successors and assigns, except that no party hereunder may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

         Section 6.11. WAIVERS OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

         Section 6.12. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.


         Section 6.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO LAWS RELATING TO CONFLICT OF LAWS.

         Section 6.14. Counterparts. This Agreement may be signed in any number of counterparts, each which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        TWINLAB CORPORATION

                                        By:_______________________
                                        Name:  John Bolt
                                        Title: Chief Financial Officer

                                        TWIN LABORATORIES INC.

                                        By:_______________________
                                        Name:  John Bolt
                                        Title: Chief Financial Officer

                                        ADVANCED RESEARCH PRESS, INC.

                                        By:_______________________
                                        Name: Steve Blechman
                                        Title: CEO and President

                                        CHANGES INTERNATIONAL, INC.

                                        By:_______________________
                                        Name: John Bolt
                                        Title: Chief Financial Officer

                                        PR NUTRITION, INC.

                                        By:_______________________
                                        Name: Ross Blechman
                                        Title: CEO and President

                                        HEALTH FACTORS INTERNATIONAL, INC.

                                        By:_______________________
                                        Name: Ross Blechman
                                        Title: CEO and President

                                        BRONSON LABORATORIES, INC.

                                        By:_______________________
                                        Name: Ross Blechman
                                        Title: CEO and President
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                                        ---------------------------------
                                        Dean Blechman


                                        ---------------------------------
                                        Ross Blechman